FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 5, 2012

TOPSPIN MEDICAL, INC. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	333-144472 (Commission File Number)	510394637 (I.R.S. Employer Identification Number)

16 Hatidhar St., P.O.Box 4131 Raanana, Israel (Address of Principal Executive Offices)	43665 (Zip Code)

972-9-7442440 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On August 21, 2012, the board of directors (the “Board”) of TopSpin Medical, Inc. (the “Company”), approved the suspension of the Company’s reporting obligations under Section 13(a) and 15(d) of the Exchange Act (the “Deregistration”). The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about September 5, 2012 to effect the Deregistration. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: September 5, 2012	By:	/s/ Uri Ben-Or
Uri Ben-Or
Chief Financial Officer